Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 12, 2019, relating to the financial statements of Heineken N.V. and subsidiaries appearing in the Annual Report on Form 20-F of Fomento Económico Mexicano, S.A.B. de C.V. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

September 25, 2019